                                                                   Exhibit 99.1

                                 [iVILLAGE LOGO]

FOR IMMEDIATE RELEASE


              iVillage Reports Third Quarter 2002 Financial Results

               - Adds Over 40 New National Advertisers & Brands -

           - Launches New Non-Advertising-Based Revenue Initiatives -

                 - Cuts $6 Million in Ongoing Annual Expenses -

NEW YORK - November 13, 2002 - iVillage Inc. (Nasdaq: IVIL), a leading women's media company and the number one source for women's information online, today announced financial results for the third quarter ended September 30, 2002.

Third quarter 2002 revenues were $14.6 million. This compares to revenues of $18.1 million for the third quarter of 2001. iVillage reported a net loss for the third quarter of 2002 of $5.0 million, or ($0.09) per share. This compares to a net loss of $8.0 million, or ($0.15) per share, for the same period a year ago.

iVillage reported an Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) loss of $0.9 million for the third quarter 2002, excluding certain cash and non-cash expenses1. This compares to EBITDA of $0.4 million, excluding certain cash and non-cash expenses2, for the same period a year ago.

Douglas W. McCormick, Chairman and Chief Executive Officer, iVillage Inc., commented, "Our core metrics continue to confirm the strength of the iVillage community. Better than one in five women on the Web come to iVillage at least once a month. According to comScore Media Metrix, The iVillage Network is now rated the second largest community site on the World Wide Web and continues to be the number one women's community site."

McCormick continued, "Additionally, our year-to-year revenues were up for the nine-months ended September 30, 2002. While the overall ad market is still under pressure, and Internet advertising more so, we continue to attract new advertisers who see the value of including The iVillage Network, the 13th most visited site on the Internet, in their marketing mix. In the coming quarters we will look to continue growing our advertising base and increasing the level of commitment from our blue-chip advertisers. I am comfortable that our streamlining of operations sets the stage for improved results in 2003."

iVillage also announced several initiatives, including expense reductions, which have taken place during the present quarter and are expected to have a positive effect on future financial results. The cost reductions are estimated to result in a going-forward decrease in expenses by approximately $1.5 million each quarter. iVillage will take a restructuring charge of approximately $0.6 million of which a substantial portion will be taken in the fourth quarter 2002.

As part of the cost containment efforts and to further align operating costs with revenues, the Company will reduce its workforce by approximately 10%, or approximately 30 employees, mostly prior to year-end through a combination of attrition and staff reductions. The positions being eliminated are across the organization. iVillage is also consolidating selected operational functions.

Scott Levine, Chief Financial Officer, iVillage Inc., said, "Like many companies in our sector, we continue to implement organizational changes and make concrete improvements in our cost structure, all of which are designed to make iVillage a more efficient company."

At the end of the third quarter 2002, iVillage had $32.8 million in cash, cash equivalents and restricted cash on its balance sheet compared to $35.2 million at the end of the second quarter 2002. The Company continues to carry no debt.

                                RECENT HIGHLIGHTS

                                     Metrics

iVillage's key metrics continued to remain strong during the third quarter:

o The iVillage Network is the 13th most visited site in the U.S. according to comScore Media Metrix (September 2002)3. With nearly 20.2 million unique monthly visitors, iVillage reaches 16.1% of the online population and 20.9% of women 18+ online4. Visitors return an average of 2.8 times per month5.

o iVillage traffic grew to an all-time quarterly high with 409.9 million average monthly pageviews during the third quarter 2002, an increase of over 19% when compared to 343 million average monthly pageviews for the same period in 2001.

o    #1 women's community site and the #2 community site overall on the Web6.

o    iVillage had 9.96 million members, an increase of 42% over membership of
     7.02 million for the same period a year ago.

o Substance.com, iVillage and Unilever's online beauty venture, continues to be the #1 beauty content destination online.

                         Advertising Sales/Partnerships

Despite the difficult economic environment, iVillage continues to make progress and secure new national advertisers. iVillage added over 40 new advertisers and brands during the quarter. These include Century 21 Insurance, Citibank's Women & Co., ConAgra, Ikea, J. Jill, Lee Jeans, LEGO, Nuva Ring, Shape Magazine, Sony Electronics, Stonyfield Farm, The Learning Channel, Target, and TCBY. Some partnership highlights include:

Guiding Light/As The World Turns "Born to be a Star" Sweepstakes: iVillage created its first cross-media program leveraging The Newborn Channel, iVillage Parenting Network and offline advertising in Redbook and Good Housekeeping. iVillage scripted and produced a :30 promotional spot to run on The Newborn Channel encouraging new moms to tune in to CBS and to enter a sweepstakes for a chance to win a trip to New York City, visit the set and receive a full makeover. Similar campaigns ran online and in the Hearst magazines.

LEGO(TM) EXPLORE Sweepstakes: LEGO approached iVillage to help promote its new play system, LEGO EXPLORE - The Complete Discovery System - that aims to help children grow and learn while having fun. The program's goal is to raise awareness among moms with children, increase purchase intent and grow LEGO's customer database. The program includes strategic media, and iVillage developed a custom sweepstakes offering 50 winners a LEGO toy for their child and playmate. LEGO also integrated within the iVillage Development Tracker tool, a year-by-year guide that helps follow children's development from the toddler years through 12th grade.

Kashi: iVillage was a key component of Kashi's media plan through an online sampling and feedback program. In addition to targeted media placements, the program was extended to the iVillage community in the Diet and Fitness and Health areas. An offer for a free Kashi product sample kit was sent out to the iVillage community leaders, of which the first 500 sign-ups received a free kit. The Kashi "Go Lean Slim Kit" is a selection of weight management products and consists of a two-week supply of products.

Hearst: iVillage continued to see solid traction in selling Hearst magazine subscriptions. So far this year, nearly 150,000 subscriptions have been sold. iVillage receives revenue from each subscription purchased by its visitors.

                                Brand Extensions

iVillage recently announced the launch of iVillageAccess (www.ivillageaccess.com), the Company's Internet Service Provider (ISP) offering. The introduction of an iVillage-branded ISP offers a simple, affordable and reliable alternative to leading dial-up service providers and was developed and based on iVillage visitor feedback. iVillageAccess offers unlimited Internet access at an affordable price ($17.95 per month or $15.95 per month with a one year subscription). The competitive pricing plans are matched to consumers' needs and provide a simple solution for getting online. iVillageAccess covers over 90% of the country with over 3,000 local access numbers in all 48 continental U.S. states.

McCormick added, "With a commitment to offering appropriate fee-based products, goods, and services to our more than 20 million monthly iVillage visitors, we continue to build out our products and services offering. These include our book series with Rutledge Hill Press, the iVillage Solutions vitamin line, and, most recently, our iVillageAccess ISP. We will continue to add new products over the coming quarters and believe that iVillage branded products and our other offerings will add to our top and bottom lines."

With the iVillage Solutions vitamin and nutraceutical line showing steady growth since its introduction, iVillage plans to continue to launch self-branded products to add to revenue in the coming quarters. Specifically, keeping in line with what iVillage visitors have asked for, the Company expects to roll out a weight loss product line and several personal care items for new mothers during 2003.

                   iVillage and The Diversity Channel Partner

iVillage recently signed an agreement with The Diversity Channel, an e-learning company that provides businesses with software for diversity training in the workplace. The agreement allows for the Diversity Best Practices unit of the Business Women's Network's (BWN) sales team to offer an interactive software product that can be used to teach the principles and best practices for diversity in the workplace, a major focus of large corporations. iVillage will earn a percentage of revenue from each sale.

BWN has also partnered with Fortune magazine to create a special supplement focusing on women. The issue, which is scheduled to debut in the Spring of 2003, coincides with the publication of the 2003 Women and Diversity WOW! Facts book.

                         iVillage To Offer Paid Listings

After a successful beta test and to generate additional revenue, iVillage will include targeted and relevant paid listings on its site. A roll-out of this product is scheduled to debut during the first quarter of 2003. iVillage has selected Sprinks, a leading provider of pay-per-click text advertisements for content publishers and a division of About, Inc. as its partner. About, Inc. is a division of Primedia.

                                 Conference Call

iVillage will hold a conference call to discuss its third quarter 2002 financial results today at 11:00 AM (EST). The conference call will be broadcast live on the Internet and will be available on the Investor Relations section of iVillage's Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site from 1:00 PM (EST) Wednesday, November 13, 2002 until 1:00 PM (EST) Friday, November 15, 2002.

About iVillage Inc.
iVillage Inc. is a leading women's media company and the number one source for women's information online. iVillage includes iVillage.com, Women.com, Business Women's Network, Lamaze Publishing, The Newborn Channel, iVillage Consulting, Promotions.com and Astrology.com. iVillage.com is a leading online women's destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in approximately 1,100 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Diet & Fitness, Entertainment, Food, Health, Home & Garden, Lamaze, Money, Parenting, Pets, Pregnancy, Quizzes, Relationships, Shopping, and Work.

Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:
iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, and (vi) the impact of pending litigation on iVillage's business and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

                                      # # #

CONTACTS:
iVillage Inc.                  The Abernathy MacGregor Group
Carl Fischer                   Carina Thate
212.600.6502                   212.371.5999
cfischer@mail.ivillage.com     CCT@abmac.com

--------

1 Non-cash expenses relate to iVillage's agreements with Hearst and option/warrant issuance expense. Cash expenses relate to severance.
2 Non-cash expenses relate to iVillage's agreements with Hearst and option/warrant issuance expense. Cash expenses concern one-time acquisition-related costs.
3 Properties under iVillage.com: The Women's Network measured by comScore Media Metrix include: iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women's Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Emode.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Victoriamag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.
4 comScore Media Metrix, September 2002.
5 comScore Media Metrix custom report, September 2002.
6 comScore Media Metrix, September 2002.

                         iVillage Inc. and Subsidiaries
                Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)
                                   (Unaudited)


                                                                        Three months ended            Nine months ended
                                                                           September 30,                September 30,
                                                                     -----------------------       -----------------------
                                                                        2002          2001           2002           2001
                                                                     --------       --------       --------       --------
Revenues                                                             $ 14,629       $ 18,066       $ 45,768       $ 42,088

Operating expenses:
Editorial, product development and technology                           7,325          8,171         21,308         25,192
Sales and marketing                                                     5,188          6,417         15,860         22,423
Sales and marketing - NBC/Hearst expenses                                 568          1,591          2,160          4,371
General and administrative                                              3,176          3,642          9,298         10,181
Termination of NBC advertising contract                                     -              -          5,359              -
Restructuring charge                                                      367              -            367          4,283
Depreciation and amortization                                           3,153          7,092          9,087         16,531
                                                                     --------       --------       --------       --------

     Total operating expenses                                          19,777         26,913         63,439         82,981
                                                                     --------       --------       --------       --------

     Loss from operations                                              (5,148)        (8,847)       (17,671)       (40,893)

Interest income, net                                                      146            620            431          2,041
Other income, net                                                          16           (147)            16            (60)
Writedown of investments                                                    -              -              -           (104)
Loss from unconsolidated joint venture                                      -              -              -           (127)
Gain on sale of assets                                                      -            385              -            385
                                                                     --------       --------       --------       --------
Net loss before minority interest and cumulative effect
   of accounting change                                                (4,986)        (7,989)       (17,224)       (38,758)

Minority interest                                                          18            (52)           (63)            57
                                                                     --------       --------       --------       --------

Net loss before cumulative effect of accounting change                 (4,968)        (8,041)       (17,287)       (38,701)

Cumulative effect of accounting change                                      -              -         (9,181)             -
                                                                     --------       --------       --------       --------
Net loss                                                             $ (4,968)      $ (8,041)      $(26,468)      $(38,701)
                                                                     ========       ========       ========       ========

Basic and diluted net loss per share                                 $  (0.09)      $  (0.15)      $  (0.48)      $  (0.99)
                                                                     ========       ========       ========       ========

Weighted average shares of common stock outstanding
   used in computing basic and diluted net loss per share              55,535         54,530         54,607         39,253
                                                                     ========       ========       ========       ========

Other supplemental information:
   EBITDA loss                                                       $ (1,995)      $ (1,755)      $ (8,584)      $(24,362)
                                                                     ========       ========       ========       ========

Pro Forma EBITDA results exclude the effects of the following non-cash and one time charges:
Termination of NBC advertising contract                              $      -       $      -       $  5,359       $      -
Non-cash print advertising costs                                     $    569       $    809       $  1,734       $    809
Expense recognized in connection with the issuance
   of warrants and stock options                                     $    175       $    664       $    678       $  2,039
Restructuring charges                                                $    367       $      -       $    367       $  4,283
Acquisition-related costs                                                 $ -       $    650       $      -       $    650
                                                                     --------       --------       --------       --------
                                                                     $   (884)      $    368       $   (446)      $(16,581)
                                                                     ========       ========       ========       ========


                         iVillage Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                 (in thousands)
                                   (Unaudited)


                                                                      September 30,    December 31,
                                                                          2002             2001
                                                                      -------------    ------------
                     ASSETS:
Current assets:
Cash and cash equivalents                                               $ 24,367         $ 29,831
Accounts receivable, net                                                   6,420            6,722
Other current assets                                                       7,323           13,668
                                                                        --------         --------
     Total current assets                                                 38,110           50,221

Restricted cash                                                            8,474            8,474
Fixed assets, net                                                         18,627           21,465
Goodwill and intangible assets, net                                       43,858           51,903
Other assets                                                                 287              324
                                                                        --------         --------
     Total assets                                                       $109,356         $132,387
                                                                        ========         ========


      LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses                                   $ 11,836         $ 16,070
Deferred revenue                                                           3,732            2,734
Deferred rent                                                                348              348
Net current liabilities of discontinued operations                            93              103
                                                                        --------         --------
     Total current liabilities                                            16,009           19,255

Deferred rent, net of current portion                                      4,013            4,273
                                                                        --------         --------
     Total liabilities                                                    20,022           23,528

Minority interest                                                            170              102

Commitments and contingencies

Stockholders' equity                                                      89,164          108,757
                                                                        --------         --------
     Total liabilities and stockholders' equity                         $109,356         $132,387
                                                                        ========         ========

iVillage Inc. and Subsidiaries
Quarterly Income Statement ($ in Million except for per share amounts)
(Unaudited)


                                                  Mar-01      Jun-01     Sep-01    Dec-01      FY 01     Mar-02    Jun-02    Sep-02
                                                  ------      ------     ------    ------      -----     ------    ------    ------
Revenue                                         $ 12.573    $ 11.449   $ 18.066  $ 17.953   $ 60.041   $ 15.067  $ 16.072  $ 14.629
Growth q-q                                           -33%         -9%        58%       -1%                  -16%        7%       -9%
Growth Y/y                                           -31%        -41%       -38%      -33%       -41%        20%       40%      -19%


Editorial, product development & technology        8.613       8.408      8.171     7.040     32.232      6.681     7.302     7.325
  % of Revenues                                       69%         73%        45%       39%        54%        44%       45%       50%
Sales and marketing                                8.961       9.825      8.008     8.265     35.059      6.085     6.179     5.756
  % of Revenues                                       71%         86%        44%       46%        58%        40%       38%       39%
General and administrative                         2.928       3.611      3.642     3.612     13.793      2.814     3.308     3.176
  % of Revenues                                       23%         32%        20%       20%        23%        19%       21%       22%
Termination of NBC advertising contract                -           -          -         -          -      5.359         -         -
  % of Revenues                                        0%          0%         0%        0%         0%        36%        0%        0%
Restructuring charges                              0.643       3.640          -     2.013      6.296          -         -     0.367
  % of Revenues                                        5%         32%         0%       11%        10%         0%        0%        3%
Depreciation and amortization                      4.296       5.143      7.092     6.998     23.529      2.959     2.975     3.153
  % of Revenues                                       34%         45%        39%       39%        39%        20%       19%       22%
                                                ------------------------------------------------------------------------------------
Total operating expenses                          25.441      30.627     26.913    27.928    110.909     23.898    19.764    19.777
  % of Revenues                                      202%        268%       149%      156%       185%       159%      123%      135%

                                                ------------------------------------------------------------------------------------
Loss from operations                             (12.868)    (19.178)    (8.847)   (9.975)   (50.868)    (8.831)   (3.692)   (5.148)

Interest income, net                               0.858       0.563      0.620     0.244      2.285      0.163     0.122     0.146
Other income/(expense), net                        0.087           -     (0.147)    0.017     (0.043)         -         -     0.016
Writedown of investments                          (0.104)          -          -         -     (0.104)         -         -
Gain on sale of assets                                 -           -      0.385         -      0.385          -         -
Loss from unconsolidated joint venture            (0.127)          -          -         -     (0.127)         -         -
Minority interest                                 (0.021)      0.130     (0.052)   (0.050)     0.007     (0.047)   (0.034)    0.018
Cumulative effect of accounting change                 -           -          -         -      0.000     (9.181)        -
                                                ------------------------------------------------------------------------------------
Net loss                                        $(12.175)  $ (18.485)  $ (8.041)  $(9.764)  $(48.465) $ (17.896)  $(3.604)  $(4.968)

Net loss per share                               $ (0.41)    $ (0.56)   $ (0.15)  $ (0.18)   $ (1.13)   $ (0.34)  $ (0.07)  $ (0.09)
 Shares outstanding                                 29.7        33.3       54.5      53.4       42.8       53.4      54.9      55.5

Additional Financial Information
Revenue from barter                                0.535       0.799      0.435     1.045      2.814      0.890     0.908     0.762
  % of Revenues                                        4%          7%         2%        6%         5%         6%        6%        5%
Sales and marketing related to NBC/Hearst          0.640       2.140      1.591     1.596      5.967      6.243     0.708     0.569
EBITDA                                            (8.572)    (14.035)    (1.755)   (2.977)   (27.339)    (5.872)   (0.717)   (1.995)
EBITDA - excluding NBC/Hearst                     (7.932)    (11.895)    (0.164)   (1.381)   (21.372)     0.371    (0.009)   (1.426)
